Exhibit 99.1

Avid Announces Fourth Quarter and Full Year Financial Results, Financial Guidance for First Quarter and Full Year 2016 and Longer Term Financial Guidance for 2017 and 2018

Bookings, Revenue and Adjusted EBITDA All Increased in the Fourth Quarter

Avid Everywhere Momentum Continues

Company Transformation on Track for Mid-2017 Completion

BURLINGTON, Mass., March 15, 2016 Avid® (Nasdaq:AVID) announced today that it has released fourth quarter and full year 2015 results and provided financial guidance for both full year and first quarter 2016. Additionally, Avid has shared financial guidance on a longer term basis for 2017 and 2018.

Fourth Quarter Highlights

•	Bookings grew by 26% over Q4 2014 to $193 million in the fourth quarter

•	Non-GAAP revenue grew by 9% over Q4 2014 to $140 million in the fourth quarter

•	Adjusted EBITDA of $17.0 million improved by 19% over Q4 2014

•	Generated adjusted free cash flow of $2.3 million, up from a use of $10.6 million in Q3 2015

Avid Everywhere Momentum Continues

•	Over 32,000 users on the MediaCentral platform as of the end of 2015, a 54% increase over the end of 2014

◦	Added over 4,000 MediaCentral platform users in Q4, representing a 15% increase from the end of Q3 2015

•	Over 25,000 paying subscribers as of the end of 2015, an increase of over 400% since the beginning of the year

◦	Added over 7,500 paying subscribers in Q4, representing a 43% increase from the end of Q3 2015

•	Post-2010 revenue backlog increased to $526 million as of December 31, 2015, up 16% from the end of 2014

•	Bookings attributable to recurring revenue, or recurring revenue bookings, represented approximately 38% of total 2015 bookings up from 26% in 2014

◦	Q4 2015 Recurring revenue bookings were 55% of total 2015 bookings up from 42% in Q4 2014

•	Non-GAAP operating expense declined by approximately 4% annually after normalizing for impact of the Orad acquisition (increased 0.7% on an as reported basis, which includes Orad)

Transformation on Track for Expected Mid-2017 Completion
Despite the continued negative impact of the pre-2011 revenue amortization run-off, which will provide approximately $33 million less revenue and adjusted EBITDA in 2016, the Company believes its momentum and platform strategy should enable improved growth rates in the key financial focus areas of adjusted EBITDA and adjusted free cash flow.

•	Anticipated 2016 annual adjusted EBITDA growth of 9% - 36%

•	Anticipated 2016 annual adjusted free cash flow improvement of $37 to $47 million

•	Improved post-transformation financial model with accelerating growth of Adjusted EBITDA and adjusted free cash flow in 2017 and 2018

“We’re encouraged by the strong finish to 2015 as reflected by growth in many key metrics. The continued momentum of the Avid MediaCentral Platform and Avid Everywhere demonstrates that the market is embracing our strategy. Punctuated by the largest transaction in our history with Sinclair Broadcast Group, the world’s largest and most sophisticated media companies are adopting our strategy. We are only now beginning to fully leverage the power of the platform and realize the associated financial benefits.” said Louis Hernandez, Jr, Chairman, President, and CEO of Avid. “2016 will be marked by specific platform-enabled growth and efficiency initiatives, which will demonstrate our ability to generate a meaningful financial return for our shareholders.”

The Company’s guidance demonstrates the MediaCentral Platform’s ability to drive higher growth and increase lifetime customer value while driving operational efficiency for both Avid and its customers. The key platform-enabled growth strategies for 2016 include:

•	Continue to drive MediaCentral platform adoption

•	Grow wallet share with existing customers

◦	New internally developed and 3rd party applications through our Alliance partnership program, made possible by the connectivity and openness of the Platform

◦	Cross & up-sell existing and new workflow products and services, including Orad graphic and live production solutions, to increase wallet share among existing customers

•	More powerfully leverage our recently enhanced global reseller network to efficiently deliver the right products and services to more customers

•	Expand customer ecosystem by accessing partners’ customer bases with our complementary products and solutions

“Avid is in the final stretches of its dramatic transformation and the benefits of Avid’s Platform approach to solving the media industry’s more pressing needs is reflected in both a solid close to 2015 and dramatically improved financial expectations for 2016 and beyond” said Mr. Hernandez. “We are on track to complete the transformation and position Avid for long term sustainable and profitable growth with an improved financial model.”

Avid’s 2016 full year and first quarter financial guidance, as well as its longer term 2017 and 2018 guidance are set forth in the tables below. A highlight of our guidance is the anticipated material increase in adjusted EBITDA and adjusted free cash flow on an annual basis and through 2018. Specifically, we anticipate annual adjusted EBITDA growth of 9% to 36% and improvement in annual adjusted free cash flow of $37 to $47 million. The anticipated increases in adjusted EBITDA and adjusted free cash flow reflect what we believe is the power of the MediaCentral, as well as reflecting a full year of Orad operating results. Avid’s investments are converting into new growth initiatives and incremental cost efficiencies to achieve a leaner and more directed cost structure, which are reflected in the guidance through 2018. The first quarter 2016 guidance reflects normal cash flow seasonality and incorporates partial realization of the cost efficiency program. The announced growth initiatives are expected to have a more pronounced positive financial impact in the second half of 2016 and the full impact is reflected in the 2017 and 2018 guidance.

2016 Full Year & Q1 Guidance

(in $ millions)	Full Year	Q1 2016
Bookings (Constant Currency)	$530-$566	$108-$118
Bookings	$500-$536	$100-$112
Non-GAAP Revenue	$500-$525	$120-$125
Adjusted EBITDA	$60-$75	$11-$14
Adjusted Free Cash Flow	$2-$12	($15)-($9)
Non-GAAP Gross Margin	59.5%-60.5%	60-61%
Adjusted Operating Expenses	$250-$262	$64-$66

2017 and 2018 Longer Term Guidance

(in $ millions)	2017	2018
Bookings	$515-$552	$530-$569
Non-GAAP Revenue	$515-$542	$530-$560
Adjusted EBITDA	$80-$95	$90-$105
Adjusted Free Cash Flow	$25-$40	$40-$60

“The Company’s 2015 financial performance reflects our focus on executing our strategic initiatives, including building the foundation to shift to a leaner, more directed cost structure and increasing the level of recurring revenue,” said John Frederick, Chief Financial and Administrative Officer of Avid.  “Moving into 2016 and beyond, we expect to see material improvement in free cash flow generation and Adjusted EBITDA as our work begins to more visibly convert to an attractive financial model.”

Guidance and Financial and Operational Metrics

All guidance presented by the Company is inherently uncertain and subject to numerous risks and uncertainties.  Our actual future results of operations and cash flows could differ materially from those shown in the table above. For a discussion of some of the key assumptions underlying the guidance, as well as the key risks and uncertainties associated with these forward-looking statements, please see “Forward Looking Statements” below as well as the Avid Technology Q4 2015 Business Update presentation posted on Avid’s investor relations website.

Avid includes non-GAAP financial measures in this press release, including non-GAAP revenue, adjusted EBITDA, adjusted free cash flow, non-GAAP operating income (loss), non-GAAP operating income (loss) per share, adjusted operating expenses and non-GAAP gross margin. The Company also includes the operational metric of bookings, revenue backlog and recurring revenue bookings in this release. Avid believes the non-GAAP financial measures and operational metrics provided in this release provide helpful information to investors with respect to evaluating the Company’s performance. Unless noted, all financial information is reported based on actual exchange rates. Definitions of the non-GAAP financial measures are included in our Form 8-K filed today. Reconciliations of the non-GAAP financial measures in this release to the Company's comparable GAAP financial measures for the periods presented are set forth below and are also included in the supplemental financial and operational data sheet available on our investor relations webpage at ir.avid.com, which also includes definitions of the operational metrics.

Conference Call

A conference call to discuss Avid's financial results for the fourth quarter and full year of 2015 will be held on Tuesday, March 15, 2016 at 5:00 p.m. ET. The call will be open to the public and can be accessed by dialing 719-325-2463 and referencing confirmation code 4563906. You may also listen to the call on the Avid Investor Relations website. To listen via the website, go to the events tab at ir.avid.com for complete details prior to the start of the conference call. A replay of the call will also be available on the Avid Investor Relations website shortly after the completion of the call.

Forward-Looking Statements

Certain information provided in this press release, including the tables attached hereto, include forward-looking statements that involve risks and uncertainties, including projections and statements about our anticipated plans, objectives, expectations and intentions. Among other things, this press release includes estimated results of operations for 2016, 2017 and 2018, which estimates are based on a variety of assumptions about key factors and metrics that will determine our future results of operations, including, for example, overall market growth rates in the range of 3.0-3.3%, realization of identified efficiency programs and market based cost inflation. Other forward-looking statements include, without limitation, statements based upon or otherwise incorporating judgments or estimates relating to future performance such as future operating results and expenses; earnings; bookings; backlog; revenue backlog conversion rate; product mix and free cash flow; our long-term and recent cost savings initiatives and the anticipated benefits therefrom; our future strategy and business plans; our product plans, including products under development, such as cloud and subscription based offerings; our liquidity and ability to raise capital; the anticipated benefits of the Orad acquisition, including estimated synergies, including effects on future financial and operating results; and our liquidity. The projected future results of operations, and the other forward-looking statements in this release are based on current expectations as of the date of this release and subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to the effect on our sales, operations and financial performance resulting from: our liquidity; our ability to execute our strategic plan, including cost savings initiatives, and meet customer needs; our ability to retain and hire key personnel; our ability to produce innovative products in response to changing market demand, particularly in the media industry; our ability to successfully accomplish our product development plans; competitive factors; history of losses; fluctuations in our revenue, based on, among other things, our performance and risks in particular geographies or markets; our higher indebtedness and ability to service it and meet the obligations thereunder; restrictions in our credit facilities; our move to a subscription model and related effect on our revenues and ability to predict future revenues; elongated sales cycles; fluctuations in foreign currency exchange rates; seasonal factors; adverse changes in economic conditions; variances in our revenue backlog and the realization thereof; the identified material weaknesses in our internal control over financial reporting; and the possibility of legal proceedings adverse to our company. Moreover, the business may be adversely affected by future legislative, regulatory or changes, including tax law changes, as well as other economic, business and/or competitive factors. The risks included above are not exhaustive. Other factors that could adversely affect our business and prospects are set forth in our public filings with the SEC. Forward-looking statements contained herein are made only as to the date of this press release and we undertake no obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

About Avid

Through Avid Everywhere™, Avid delivers the industry's most open, innovative and comprehensive media platform connecting content creation with collaboration, asset protection, distribution and consumption. Media organizations and creative professionals use Avid solutions to create the most listened to, most watched and most loved media in the world-from the most prestigious and award-winning feature films, to the most popular television shows, news programs and televised sporting events, as well as a majority of today’s most celebrated music recordings and live concerts. Industry leading solutions include Pro Tools®, Media Composer®, ISIS®, Interplay®, ProSet and RealSet, Maestro, PlayMaker, and Sibelius®. For more information about Avid solutions and services, visit www.avid.com, connect with Avid on Facebook, Instagram, Twitter, YouTube, LinkedIn, or subscribe to Avid Blogs.

© 2016 Avid Technology, Inc. All rights reserved. Avid, the Avid logo, Avid Everywhere, iNEWS, Interplay, ISIS, AirSpeed, Media Composer, Pro Tools, and Sibelius are trademarks or registered trademarks of Avid Technology, Inc. or its subsidiaries in the United States and/or other countries. The Interplay name is used with the permission of the Interplay Entertainment Corp. which bears no responsibility for Avid products. All other trademarks are the property of their respective owners. Product features, specifications, system requirements and availability are subject to change without notice.

AVID TECHNOLOGY, INC.
Condensed Consolidated Statements of Operations
(unaudited - in thousands, except per share data)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Net revenues:
Products	$91,247	$91,412	$336,371	$378,627
Services	47,559	36,784	169,224	151,624
Total net revenues	138,806	128,196	505,595	530,251
Cost of revenues:
Products	39,465	35,867	131,881	143,765
Services	15,447	14,681	61,501	60,656
Amortization of intangible assets	1,950	—	4,063	50
Total cost of revenues	56,862	50,548	197,445	204,471
Gross profit	81,944	77,648	308,150	325,780
Operating expenses:
Research and development	24,190	23,212	95,898	90,390
Marketing and selling	30,091	34,527	122,511	133,049
General and administrative	21,463	22,222	74,109	81,181
Amortization of intangible assets	786	375	2,354	1,626
Restructuring costs (recoveries), net	5,766	—	6,305	(165)
Total operating expenses	82,296	80,336	301,177	306,081

Operating (loss) income	(352)	(2,688)	6,973	19,699

Interest and other expense, net	(1,727)	(1,620)	(6,408)	(2,783)
(Loss) income before income taxes	(2,079)	(4,308)	565	16,916
Provision for (benefit from) income taxes, net	2,306	761	(1,915)	2,188
Net (loss) income	(4,385)	(5,069)	2,480	14,728

(Loss) income per share - basic and diluted	$(0.11)	$(0.13)	$0.06	$0.38

Weighted-average common shares outstanding - basic	39,439	39,234	39,423	39,147
Weighted-average common shares outstanding - diluted	39,439	39,234	40,380	39,267

AVID TECHNOLOGY, INC.
Reconciliations of GAAP financial measures to Non-GAAP financial measures
(unaudited - in thousands, except per share data)
Three Months Ended	Twelve Months Ended
December 31,	December 31,

	2015	2014	2015	2014
Non-GAAP Revenue
GAAP Revenue	$138,806	$128,196	$505,595	$530,251
Amortization of acquired deferred revenue	858	—	858	—
Non-GAAP revenue	139,664	128,196	506,453	530,251

Non-GAAP Gross Profit
GAAP Gross Profit	81,944	77,648	308,150	325,780
Amortization of acquired deferred revenue	858	—	858	—
Amortization of intangible assets	1,950	—	4,063	50
Stock-based compensation	171	282	823	675
Non-GAAP gross profit	84,923	77,930	313,894	326,505

Non-GAAP Operating Expenses
GAAP operating expenses	82,296	80,336	301,177	306,081
Less Amortization of intangible assets	(786)	(375)	(2,354)	(1,626)
Less Stock-based compensation	(1,612)	(8,513)	(8,691)	(10,837)
Less Restructuring (costs) recoveries, net	(5,766)	—	(6,305)	165
Less Restatement costs	(51)	(3,919)	(1,039)	(23,327)
Less Acquisition, integration and other costs	(1,595)	—	(9,232)	—
Less Efficiency program costs	(1,144)	—	(1,144)	—
Non-GAAP operating expenses	71,342	67,529	272,412	270,456

Non-GAAP Operating Income
GAAP operating (loss) income	(352)	(2,688)	6,973	19,699
Amortization of acquired deferred revenue	858	—	858	—
Amortization of intangible assets	2,736	375	6,417	1,676
Stock-based compensation	1,783	8,795	9,514	11,512
Restructuring costs (recoveries), net	5,766	—	6,305	(165)
Restatement costs	51	3,919	1,039	23,327
Acquisition, integration and other costs	1,595	—	9,232	—
Efficiency program costs	1,144	—	1,144	—
Non-GAAP operating income	13,581	10,401	41,482	56,049

Adjusted EBITDA
Non-GAAP Operating Income (from above)	13,581	10,401	41,482	56,049
Depreciation and amortization	3,416	3,858	13,672	16,278
Adjusted EBITDA	16,997	14,259	55,154	72,327

Adjusted Free Cash Flow
GAAP net cash provided by (used in) operating activities	2,061	10,933	(34,026)	(9,897)
Capital Expenditures	(4,220)	(1,632)	(15,330)	(13,292)
Restructuring Payments	564	1,127	1,616	7,212
Restatement Payments	321	5,756	3,945	28,658
Acquisition, integration and other payments	1,988	—	6,946	—

Efficiency program payments	1,556	—	1,556	—
Adjusted Free Cash Flow	$2,270	$16,184	$(35,293)	$12,681

These non-GAAP measures reflect how Avid manages its businesses internally. Avid’s non-GAAP measures may vary from how other companies present non-GAAP measures. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP.  Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.

AVID TECHNOLOGY, INC.
Condensed Consolidated Balance Sheets
(unaudited - in thousands)
	December 31,	December 31,
	2015	2014
ASSETS:
Current assets:
Cash and cash equivalents	$17,902	$25,056
Accounts receivable, net of allowances of $9,226 and $10,692
at December 31, 2015 and 2014, respectively	58,807	54,655
Inventories	48,073	48,001
Prepaid expenses	6,548	6,892
Other current assets	6,119	17,932
Total current assets	137,449	152,536

Property and equipment, net	35,481	32,136
Intangible assets, net	33,219	2,445
Goodwill	32,643	—
Long-term deferred tax assets, net	2,011	2,208
Other long-term assets	7,123	2,274
Total assets	$247,926	$191,599
LIABILITIES AND STOCKHOLDERS' DEFICIT:
Current liabilities:
Accounts payable	$45,511	$32,951
Accrued compensation and benefits	28,124	32,636
Accrued expenses and other current liabilities	35,354	32,353
Income taxes payable	1,023	5,480
Short-term debt	5,000	—
Deferred revenues	189,887	206,608
Total current liabilities	304,899	310,028

Long-term debt, net of debt discount	95,950	—
Long-term deferred tax liabilities, net	3,443	136
Long-term deferred revenues	158,495	208,232
Other long-term liabilities	14,711	14,273

Total liabilities	577,498	532,669
Stockholders' deficit:
Common stock. $0.01 par value, 100,000 shares authorized; 42,339 shares issued and 39,530 shares and 39,294 shares outstanding
at December 31, 2015 and 2014, respectively	423	423
Additional paid-in capital	1,055,838	1,049,969
Accumulated deficit	(1,319,318)	(1,321,798)
Treasury stock at cost, net of reissuances, 2,809 shares
and 3,045 shares at December 31, 2015 and 2014, respectively	(58,336)	(68,051)
Accumulated other comprehensive income	(8,179)	(1,613)
Total stockholders' deficit	(329,572)	(341,070)
Total liabilities and stockholders' deficit	$247,926	$191,599

AVID TECHNOLOGY, INC.
Condensed Consolidated Statements of Cash Flows
(unaudited - in thousands)
	Twelve Months Ended
	December 31,
	2015	2014
Cash flows from operating activities:
Net income	$2,480	$14,728
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	20,088	17,954
Recovery from doubtful accounts	(23)	(143)
Stock-based compensation expense	9,514	11,513
Non-cash interest expense	2,890	220
Unrealized foreign currency transaction gains	(7,013)	(6,730)
(Benefit from) provision for deferred taxes	(6,693)	69
Changes in operating assets and liabilities:
Accounts receivable	2,442	2,258
Inventories	3,056	12,122
Prepaid expenses and other current assets	10,000	(2,130)
Accounts payable	11,232	(947)
Accrued expenses, compensation and benefits and other liabilities	(11,842)	(5,758)
Income taxes payable	(1,041)	(1,090)
Deferred revenues	(69,116)	(51,963)
Net cash used in operating activities	(34,026)	(9,897)
Cash flows from investing activities:
Purchases of property and equipment	(15,330)	(13,292)
Change in other long-term assets	(43)	(8)
Payments for business and technology acquisitions, net of cash acquired	(65,967)	—
Proceeds from divestiture of consumer business	—	1,500
Increase in restricted cash	(456)	—
Net cash used in investing activities	(81,796)	(11,800)
Cash flows from financing activities:
Proceeds from long-term debt, net of issuance costs	120,401	—
Payments for repurchase of common stock	(7,999)	—
Cash paid for capped call transactions	(10,125)	—
Proceeds from the issuance of common stock under employee stock plans	5,035	252
Common stock repurchases for tax withholdings for net settlement of equity awards	(1,559)	(688)
Proceeds from revolving credit facilities	70,500	25,500
Payments on revolving credit facilities	(65,500)	(25,500)
Payments of credit facilities of issuance costs	(1,195)	—
Net cash provided by (used in) financing activities	109,558	(436)

Effect of exchange rate changes on cash and cash equivalents	(890)	(1,014)
Net decrease in cash and cash equivalents	(7,154)	(23,147)
Cash and cash equivalents at beginning of period	25,056	48,203
Cash and cash equivalents at end of period	$17,902	$25,056

AVID TECHNOLOGY, INC.
Supplemental Revenue Information
(unaudited - in thousands)

	December 31,	September 30,	December 31,
Revenue Backlog*	2015	2015	2014

Pre-2011	$25,868	$37,885	$84,597
Post-2010	$322,514	$326,622	$330,243
Deferred Revenue	$348,382	$364,507	$414,840
Other Backlog	$203,704	$148,776	$124,670
Total Revenue Backlog	$552,086	$513,283	$539,510

Post 2010	$526,218	$475,398	$454,913

The expected timing of recognition of revenue backlog as of December 31, 2015 is as follows:

	2016	2017	2018	Thereafter	Total
Orders executed prior to January 1, 2011	$24,772	$952	$144	$—	$25,868
Orders executed or materially modified	$148,218	$75,657	$47,751	$50,887	$322,513
on or after January 1, 2011
Other Backlog	$95,894	$41,801	$20,260	$45,750	$203,705
Total Revenue Backlog	$268,884	$118,410	$68,155	$96,637	$552,086

*A definition of Revenue Backlog is included in the supplemental financial and operational data sheet available on our investor relations webpage at ir.avid.com. Note: current estimates could change based on a number of factors, including (i) the timing of delivery of products and services, (ii) customer cancellations or change order, (iii) changes in the estimated period of time Implied Maintenance Release PCS is provided to customers, including as a result of changes in business practices.

Media Contact
Sara Griggs
Avid
310.821.0801
sara.griggs@avid.com

Investor Contact
Jonathan Huang
Avid
978.640.5126
jonathan.huang@avid.com